Exhibit 4.6
FORM 51-102F3
MATERIAL CHANGE REPORT
1.	Name and Address of Company:

Precision Drilling Trust (the “Trust”) 4200, 150 — 6th Avenue S.W. Calgary, AB T2P 3Y7

2.	Date of Material Change:

February 12, 2010

3.	News Release:

A press release disclosing the material change, a copy of which is attached hereto as Schedule “A”, was issued on February 12, 2010 through the facilities of MarketWire and was filed with the applicable securities regulatory authorities via SEDAR on such date.

4.	Summary of Material Change:

The Trust announced its intention to convert to a corporation (the “Conversion”) pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Alberta). The Trust anticipates seeking approval from unitholders in conjunction with its 2010 annual and special meeting of unitholders (the “Meeting”) and expects to complete the Conversion by May 31, 2010.

5.	Full Description of the Material Change:

On February 12, 2010, the Trust announced its intention to convert from an income trust to a corporation pursuant to the Arrangement. The proposed Conversion will occur on a tax deferred basis and will be completed in compliance with the distribution method provided for under the Income Tax Act (Canada). The Conversion requires the approval of the Trust’s unitholders, as well as customary court and regulatory approvals. An information circular will be mailed to the Trust’s unitholders in connection with the Meeting. To be implemented, the Conversion must be approved by not less than two-thirds of the votes cast by unitholders at the Meeting. The Trust anticipates seeking approval from unitholders in conjunction with the Meeting and expects to complete the Conversion by May 31, 2010. TD Securities Inc. is acting as financial advisor in connection with the Conversion and has provided the Board of Trustees of the Trust with an opinion, subject to certain assumptions, considerations and limitations, that the consideration to be received by unitholders pursuant to the Conversion is fair, from a financial point of view, to such unitholders.

See the press release attached hereto as Schedule “A” for a full description of the material change.

6.	Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102:

Not applicable.

7.	Omitted Information:

Not applicable.

8.	Executive Officer:

For further information, please contact Joanne Alexander, Vice President, General Counsel and Corporate Secretary, at (403) 716-4500.

9.	Date of Report:

February 16, 2010

SCHEDULE “A”
PRESS RELEASE
(Attached)

NEWS RELEASE

Calgary, Alberta, Canada – February 12, 2010
PRECISION DRILLING TRUST
ANNOUNCES INTENTION TO CONVERT TO A CORPORATION

This news release contains “forward-looking information and statements” within the meaning of applicable securities laws. For a full disclosure of the forward-looking information and statements and the risks to which they are subject, see the “Cautionary Statement Regarding Forward-Looking Information and Statements” later in this news release.
Precision Drilling Trust (the “Trust” or “Precision”) announces its intention to convert to a growth-oriented corporation (the “Conversion”) pursuant to a plan of arrangement (“Arrangement”) under the Business Corporations Act (Alberta). Precision anticipates seeking approval from unitholders in conjunction with its 2010 annual and special meeting of unitholders (the “Meeting”) and expects to complete the Conversion by May 31, 2010.
The Board of Trustees and the Board of Directors of the administrator of the Trust (together the “Board”) believe that it is the right time to proceed with the Conversion for the following reasons:
•	Precision believes the Conversion is important for future attraction and retention of worldwide investors.

•	Access to capital markets for income trusts may become more limited in 2010.

•	The Trust anticipates efficiencies and cost savings from presenting the Conversion for approval of the unitholders at its regularly scheduled annual general meeting.

•	The Conversion removes the restriction on non-resident ownership.

•	The Conversion will occur on a tax-deferred basis.

•	On October 31, 2006, the Canadian Minister of Finance announced the Specified Investment Flow Through Trust (“SIFT”) income and distribution tax which effectively eliminated the benefits of Precision’s income trust structure by introducing additional income taxes to be imposed on trusts (generally) for taxation years commencing January 1, 2011.

•	The Conversion removes the growth limitations imposed by the SIFT legislation.
The proposed Conversion will be completed in compliance with the distribution method provided for under the Income Tax Act (Canada). The Conversion requires the approval of Precision’s unitholders, as well as customary court and regulatory approvals. An information circular and proxy statement will be mailed to Precision unitholders in connection with the meeting. To be implemented, the Conversion must be approved by not less than two-thirds of the votes cast by unitholders at the Meeting. Further details about the timing and mechanics of the Conversion will be communicated over the next two months.
The Board retained TD Securities Inc. (“TD Securities”) to act as its financial advisor in connection with this transaction. Pursuant to this mandate, TD Securities has provided the Board with an opinion that, as at the date thereof and subject to the particular assumptions, considerations and limitations summarized therein, the consideration to be received by unitholders pursuant to the Arrangement is fair, from a financial point of view, to such unitholders. The full text of the TD Securities fairness opinion will be appended to the management information circular to be provided to unitholders in connection with the proposed Conversion.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS
Certain statements contained in this news release, including statements that contain words such as “could”, “should”, “can”, “anticipate”, “estimate”, “propose”, “plan”, “expect”, “believe”, “will”, “may” and similar expressions and statements relating to matters that are not historical facts constitute “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information and statements”).
In particular, this news release contains forward-looking information and statements relating to the expectations of the Trust and the administrator of the Trust regarding the proposed Conversion including, but not limited to: timing, completion, receipt of necessary approvals and anticipated benefits of the Conversion.
These forward-looking information and statements are based on certain assumptions and analysis made by the Trust in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results, performance or achievements will conform to the Trust’s expectations and predictions is subject to a number of known and unknown risks and uncertainties which could cause actual results to differ materially from the Trust’s expectations. Such risks and uncertainties include, but are not limited to the failure to receive approval of the Conversion from the unitholders, the court or other regulatory authorities or to realize the anticipated benefits of the Conversion.
Consequently, all of the forward-looking information and statements made in this news release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Trust will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Trust or its business or operations. Readers are therefore cautioned not to place undue reliance on such forward-looking information and statements. Except as may be required by law, the Trust assumes no obligation to update publicly any such forward-looking information and statements, whether as a result of new information, future events or otherwise.
About Precision
Precision is a leading provider of safe, high performance energy services to the North American oil and gas industry. Precision provides customers with access to an extensive fleet of contract drilling rigs, service rigs, camps, snubbing units, wastewater treatment units and rental equipment backed by a comprehensive mix of technical support services and skilled, experienced personnel.
Precision is headquartered in Calgary, Alberta, Canada. Precision is listed on the Toronto Stock Exchange under the trading symbol “PD.UN” and on the New York Stock Exchange under the trading symbol “PDS”.
For further information, please contact:
David Wehlmann, Executive Vice President, Investor Relations
Precision Drilling Corporation, Administrator of Precision Drilling Trust
(403) 716-4575
(403) 716-4755 (FAX)
4200, 150 – 6th Avenue S.W.
Calgary, Alberta T2P 3Y7
Website: www.precisiondrilling.com

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